PRO FORMA FINANCIAL INFORMATION

Background Information Regarding Pro Forma Financial Statements

On January 3, 2011, Guangzhou Kanghui Agricultural Technology Co., Ltd. (“Kanghui Agricultural”), which is wholly owned by China Flying Development Limited (“China Flying”), entered into a series of agreements with Guangzhou Tanke Industry Co., Ltd. (“Guangzhou Tanke”), pursuant to which Kanghui effectively assumed management of the business activities of Guangzhou Tanke.  Kanghui Agricultural is entitled to 100% of the net income of Guangzhou Tanke and is able to direct Guangzhou Tanke’s actions. Consequently, on that date we began consolidating the activities of Guangzhou Tanke into China Flying.

Also on January 3, 2011, China Flying and Golden Genesis Limited, a British Virgin Islands company (“Golden Genesis”), the sole stockholder of China Flying, entered into a Share Exchange Agreement (the “Share Exchange”) with Greyhound Commissary, Inc., a Nevada corporation (“Greyhound”).  The Share Exchange was consummated on February 9, 2011, and Golden Genesis exchanged 100% of its capital stock in China Flying for 10,758,000 shares of authorized, but previously unissued shares of Greyhound common stock.  In connection with the Share Exchange, Greyhound also issued an aggregate of 1,993,000 shares of its authorized, but previously unissued common stock to Regeneration Capital Group LLC, a fund, and certain investors in the fund, the U.S. advisor to Tanke.  As a result of the Share Exchange, China Flying became Greyhound’s wholly owned subsidiary.  Simultaneous, with the consummation of the Share Exchange, Greyhound sold 6,669,627 units (the “Units”) for $7.67 million.  Each Unit consisted of a $1.15 principal amount convertible note (the “Notes”) with an interest rate of 8% per annum and a three year warrant to purchase one share of Greyhound common stock.  Each Note is convertible into Greyhound common stock at a conversion rate of $1.15 per share.  As a result of the Share Exchange and the sale of Units, and assuming that the Notes are converted into shares of Greyhound common stock, Golden Genesis owns approximately 54% of the outstanding common stock of Greyhound, including the 2 million shares held in escrow pending achievement of certain performance goals, and the investors that purchased Units owned approximately 34% of the outstanding common stock of Greyhound.

The following unaudited pro forma combined balance sheet and statement of operations reflect the combination of (1) China Flying and Guangzhou Tanke, and (2) China Flying and Greyhound. The unaudited pro forma combined balance sheet has been derived from audited historical financial statements of Greyhound, China Flying and Guangzhou Tanke. It also takes into account (a) the private placement of Units, including warrants paid to the placement agent as the amortization of these warrants affects future periods, (b) the discontinuance of the operations of Greyhound and (c) the effect of obtaining 100% control of Tanke Bio-Tech, a subsidiary of Guangzhou Tanke.

The unaudited pro forma combined balance sheet as of December 31, 2010 was prepared as if the Merger had occurred on the balance sheet date. The unaudited pro forma combined statement of operations was prepared as if the Merger had occurred on the first day of the period presented.

In the opinion of management, all adjustments necessary to present fairly the pro forma combined balance sheets have been made based on the terms and structure of the transaction. The unaudited pro forma combined statements of operations are not necessarily indicative of what actual results would have been had the transaction occurred at the beginning of the period nor do they purport to indicate the results of future operations of China Flying and Greyhound. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and historical financial statements and notes to the financial statements of China Flying, Guangzhou Tanke and Greyhound.

PRO FORMA COMBINED BALANCE SHEET AS OF DECEMBER 31, 2010 (UNAUDITED) AND NOTES THERETO

				Pro Forma Adjustments
				Effect of	Effect of	Effect of	Elimination of
	Greyhound	China Flying	Guangzhou Tanke	Share Exchange	Private	Discontinued	Investment and	Pro Forma
	Commissary, Inc.	Development LTD	Industry Co., LTD.	Agreement	Placement	Operation	Non-Controlling Interest	Combined
				(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
				[A]	[B]	[C]	[D]
ASSETS
Current assets:
Cash and cash equivalents	$-	$76,075	$2,222,025	$	$5,815,761	$	$	$8,113,861
Restricted cash	-	-	-		706,802			706,802
Note receivable - related parties, current portion	-	-	2,033,622					2,033,622
Accounts receivable, net	-	-	1,767,968					1,767,968
Inventories	-	-	1,354,282					1,354,282
Deferred tax asset	-	-	17,887					17,887
Other receivables	-	-	112,569					112,569
Other current assets	-	-	164,846		1,624,002			1,788,848
Total current assets	-	76,075	7,673,199	-	8,146,565	-	-	15,895,839

Note receivable - related parties, long term portion			974,532					974,532
Investment in Tanke Bio-Tech		1,922,664	-				(1,922,664)	-
Property and equipment, net			1,554,589					1,554,589
Construction in progress			2,777,417					2,777,417
Intangible asset, net			286,892					286,892
Total assets	$-	$1,998,739	$13,266,629	$-	$8,146,565	$-	$(1,922,664)	$21,489,269

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,520	$	$604,913	$	$	$(8,520)		$604,913
Other payables and accrued liabilities			192,298					192,298
Advance from customers			3,176					3,176
Income tax payable			699,637					699,637
Convertible notes payable			-		2,021,370			2,021,370
Note payable related party	42,033	75,035	-			(42,033)		75,035
Accrued interest related party	5,538		-			(5,538)		-
Current portion of long-term borrowings		73,150	905,975					979,125
Total current liabilities	56,091	148,185	2,405,999	-	2,021,370	(56,091)	-	4,575,554

Government grant	-		73,497					73,497
Long-term borrowings	-	-	452,987					452,987
Total liabilities	56,091	148,185	2,932,483	-	2,021,370	(56,091)	-	5,102,038

Commitments and contingencies

Stockholders' equity:
Common stock	3,398	1,290		8,309				12,997
Additional paid-in capital	51,201			1,308,857	6,125,195		2,170,737	9,655,990
Contributed capital			1,427,856	(1,427,856)				-
Retained earnings	(110,690)	1,884,554	6,205,483	110,690		56,091	(1,884,804)	6,261,324
Accumulated other comprehensive income		(35,290)	530,070				(37,860)	456,920
Total stockholders' equity	(56,091)	1,850,554	8,163,409	-	6,125,195	56,091	248,073	16,387,231
Non-controlling interest in subsidiary	-	-	2,170,737				(2,170,737)	-
Total equity	(56,091)	1,850,554	10,334,146	-	6,125,195	56,091	(1,922,664)	16,387,231
Total liabilities and stockholders' equity	$-	$1,998,739	$13,266,629	$-	$8,146,565	$-	$(1,922,664)	$21,489,269

[A]
 The adjustment reflects the impact of the Share Exchange Agreement, the effect of which includes the issuance of 10,758,000 shares to Golden Genesis, 1,840,000 shares to Regeneration Capital Group, LLC, as well as 399,316 shares outstanding from previous shareholders of Greyhound Commissary, Inc. (post reverse split).

[B]
 The above adjustment reflects the impact of funds raised from a private placement transaction, whereby the Company issued $7,670,061 of convertible notes payable, along with three year warrants to purchase up to 6,669,627 shares of common stock.  The value of the warrants, amounting to $4,470,536, was allocated on a weighted average basis with the face value of the notes to arrive at an allocation of $2,834,350 representing the relative value of the warrants. This was recorded as additional paid-in capital, together with the beneficial conversion feature of the same amount.  The warrants were valued using the following assumptions; 1) fair value per share of stock $1.15, 2) exercise price of $1.40 per share, 3) volatility of 100%, 4) contractual life of 3 years, and 5) risk free rate of 1.34%. The balance in the restricted cash account represents amounts placed in escrow to pay investor relations and interest expenses to be incurred after the transaction. The balance in the other current assets account is the deferred finance costs, which will be amortized over the two year life of the notes.

[C]	The adjustment represents the discontinuation of the operations of Greyhound Commissary, Inc.

[D]	The adjustment represents the elimination of the investment and related non-controlling interest from China Flying Development, Ltd's investment in Tanke Bio-Tech.

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2010 (UNAUDITED) AND NOTES THERETO

					Pro Forma Adjustments
					Effect of		Effect of	Elimination of
	Greyhound		China Flying	Guangzhou Tanke	Discontinued		Interest	Investment and	Pro Forma
	Commissary, Inc.		Development LTD	Industry Co., LTD.	Operation		Expense	Non-Controlling Ineterst	Combined
					(unaudited)		(unaudited)	(unaudited)	(unaudited)
					[A]		[E]	[F]
Net sales	$-		$-	$20,097,784	$		$	$	$20,097,784
Costs of sales	-		-	12,697,326					12,697,326
Gross profit	-		-	7,400,458	-		-	-	7,400,458
Selling expenses	-		-	1,885,845					1,885,845
Administrative expenses	26,742		250	834,761	(26,742)				835,011
Depreciation and amortization	-		-	47,159					47,159
Other operating expenses	-		-	258,584					258,584
Income from operations	(26,742)		(250)	4,374,109	26,742		-	-	4,373,859
Foreign exchange gains, net	-		-	(1,899)					(1,899)
Interest income	-			4,828					4,828
Income from Tanke Bio-Tech			960,247					(960,247)	-
Gain on bargain purchase of Tanke Bio-Tech			924,557					(924,557)	-
Interest expense - amortization of discount on notes				-			(2,824,350)		(2,824,350)
Interest expense - amortization of deferred finance costs				-			(812,001)		(812,001)
Interest expense	(3,123)		-	(100,265)	3,123		(613,606)		(713,871)
Income before income taxes	(29,865)		1,884,554	4,276,773	29,865		(4,249,957)	(1,884,804)	26,566
Income tax expense	-		-	582,493	-		-	-	582,493
Net income (loss) before non-controlling interest	(29,865)		1,884,554	3,694,280	29,865		(4,249,957)	(1,884,804)	(555,927)
Non-controlling interest in earnings of subsidiary	-		-	(956,025)	-			956,025	-
Net income (loss) before discontinued operation	(29,865)		1,884,554	2,738,255	29,865		(4,249,957)	(928,779)	$(555,927)
Discontinued operations
Net loss					29,865				29,865
Gain on disposal					56,091				56,091
Net income (loss)	$(29,865)		$1,884,554	$2,738,255	$115,821		$(4,249,957)	$(928,779)	$(469,971)

Basic income (loss) per share before discontinued operation	(0.07)				0.00				(0.04)
Discontinued operation					0.01				0.01
Net income (loss) per share - basic	$(0.07)				$0.01				$(0.04)

Diluted income (loss) per share before discontinued operation	(0.07)				0.00				(0.03)
Discontinued operation					0.00				0.00
Net income (loss) per share - diluted	$(0.07)				$0.00				$(0.02)

Weighted average shares outstanding - basic	399,316	[B]	NA	NA	12,598,000	[C]			12,997,316
Weighted average shares outstanding - diluted	399,316	[B]	NA	NA	19,267,627	[D]			19,666,943

[A]	This pro forma adjustment reflects Greyhound Commissary, Inc. as a discontinued operation

[B]	The weighted average shares outstanding for Greyhound Commissary, Inc. reflects the reservse 1 to 8.512 stock split on January 3, 2011.

[C]	This reflects the new shares issued to Golden Genesis and Regeneration Capital Group, LLC in connection with the Share Exchange Agreement, and assumes these shares were outstanding the entire year.

[D]	Includes the dilutive effect of 6,669,627 shares relating to convertible notes payable to be issued with the planned private placement transaction

[E]
Includes interest expense from $7,670,071 convertible notes payable at 8% per annum, amounting to $613,606 for the year ended December 31, 2010. This also includes the amortization of $2,824,350, representing one year's worth of amortization on the discount to the notes resulting from the weighted average warrant value of $2,834,350 plus the beneficial conversion feature of the same amount. This also includes amortization of the deferred financing costs of $812,001.

[F]	The adjustment represents the elimination of the non-controlling interest and related income from China Flying Development, Ltd's investment in Tanke Bio-Tech.